Exhibit 99.1

Groupon Announces Fourth Quarter and Fiscal Year 2014 Results

•	Fourth quarter gross billings of $2.1 billion, $7.6 billion for the full year

•	Fourth quarter revenue of $925.4 million, $3.2 billion for the full year

•	Fourth quarter Adjusted EBITDA of $87.0 million, $253.4 million for the full year

•	Fourth quarter GAAP earnings per share of $0.01; non-GAAP earnings per share of $0.06

CHICAGO - (BUSINESS WIRE) - February 12, 2015 - Groupon, Inc. (NASDAQ: GRPN) today announced financial results for the quarter and fiscal year ended December 31, 2014.

“2014 was a transformational year for Groupon, as we made significant progress in our strategy to become the world’s leading local commerce destination,” said Eric Lefkofsky, CEO of Groupon. “Global billings hit their highest level ever in the quarter, growing more than 30%, driven in part by our reignited North America Local business. We now turn our attention to further building out our marketplace to ensure that our more than 260 million subscribers have an amazing experience every time they use Groupon.”

Fourth Quarter 2014 Summary

•
Gross billings, which reflect the total dollar value of customer purchases of goods and services, increased 31% globally to $2.1 billion in the fourth quarter 2014, compared with $1.6 billion in the fourth quarter 2013. Excluding the $82.2 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, billings increased 36% compared with fourth quarter 2013. On this F/X neutral basis, North America billings increased 20%, EMEA increased 8% and Rest of World increased 154%, driven by the first-quarter acquisition of Ticket Monster.

•
Revenue increased 20%, to $925.4 million in the fourth quarter 2014, compared with $768.4 million in the fourth quarter 2013. Excluding the $32.5 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, revenue increased 25% compared with fourth quarter 2013. On this F/X neutral basis, North America revenue increased 24%, EMEA increased 18% and Rest of World increased 50%.

•	Gross profit was $393.5 million in the fourth quarter 2014, compared with $378.2 million in the fourth quarter 2013.

•
Adjusted EBITDA, a non-GAAP financial measure, was $87.0 million in the fourth quarter 2014, compared with $72.0 million in the fourth quarter 2013, as higher gross profit was partially offset by increased investment related to the Ticket Monster and ideel acquisitions, as well as an unfavorable impact from year-over-year changes in foreign exchange rates.

•	Net income attributable to common stockholders was $8.8 million, or $0.01 per share. Non-GAAP earnings per share was $0.06.

•
Fourth quarter 2014 results included $11.4 million of pre-tax non-operating foreign currency losses and a $16.7 million decrease to income tax expense from a reduction in liabilities for uncertain tax positions.

•
Operating cash flow for the trailing twelve months ended December 31, 2014 was $288.8 million. Free cash flow, a non-GAAP financial measure, was $266.0 million in the fourth quarter 2014, bringing free cash flow for the trailing twelve months ended December 31, 2014 to $200.5 million.

•	At the end of the quarter, Groupon had $1.1 billion in cash and cash equivalents.

Full Year 2014 Summary

•
Gross billings increased 32% globally to $7.6 billion in 2014, compared with $5.8 billion in 2013. Excluding the $39.9 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the year, billings increased 32% compared with 2013. On this F/X neutral basis, North America billings increased 16%, EMEA increased 4% and Rest of World increased 144%, driven by the first-quarter acquisition of Ticket Monster.

•
Revenue increased 24%, to $3.2 billion in 2014, compared with $2.6 billion in 2013. Excluding the $26.1 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the year, revenue increased 25% compared with 2013. On this F/X neutral basis, North America revenue increased 20%, EMEA increased 30% and Rest of World increased 38%.

•	Gross profit was $1.55 billion in 2014, compared with $1.50 billion in 2013.

•
Adjusted EBITDA was $253.4 million in 2014, compared with $286.7 million in 2013, reflecting SG&A expense related to the Ticket Monster and ideel acquisitions, as well as an increase in overall marketing expense.

•	Net loss attributable to common stockholders was $73.1 million, or $0.11 per share. Non-GAAP earnings per share was $0.08.

•	2014 results included $31.5 million of pre-tax non-operating foreign currency losses and $24.4 million of decreases to income tax expense from reductions in liabilities for uncertain tax positions.

Definitions and reconciliations of all non-GAAP financial measures are included below in the section titled “Non-GAAP Financial Measures” and in the accompanying tables.

Highlights

•	Units: Global units, defined as vouchers and products sold before cancellations and refunds, exceeded 100 million for the first quarter ever, increasing 81% year-over-year to 101 million in the fourth quarter 2014. North America units increased 11%, EMEA units increased 20% and Rest of World units increased 340%, driven by the first-quarter acquisition of Ticket Monster.

•
Active deals: At the end of the fourth quarter 2014, on average, active deals were approximately 370,000 globally, compared with approximately 300,000 at the end of the third quarter 2014. North American active deals increased to over 135,000.

•
Active customers: Active customers, or customers that have purchased a voucher or product within the last twelve months, grew 23% year-over-year, to 53.9 million as of December 31, 2014, comprising 24.1 million in North America, 15.2 million in EMEA, and 14.6 million in Rest of World.

•	Customer spend: Fourth quarter 2014 trailing twelve month billings per average active customer was $155, compared with $149 in the third quarter 2014.

•
Traffic: Almost 110 million people have now downloaded Groupon mobile apps worldwide. In addition, monthly unique visitors, or the count of users accessing Groupon on both web and mobile devices, was over 160 million globally at the end of the fourth quarter 2014.

•	Search: In the fourth quarter 2014, approximately 26% of total transactions in North America were related to search, compared with 19% in the fourth quarter 2013.

•
Rest of World: Rest of World generated billings growth of 141% and a segment operating loss of $16.2 million in the fourth quarter 2014, $13.1 million of which was related to Ticket Monster, reflecting continued investment in that business. The company announced last quarter that it is exploring a range of financing and strategic alternatives for its Asian businesses, including Ticket Monster. As part of that process, multiple parties have expressed preliminary interest in Ticket Monster, although it is too early to comment on structure, pricing or the likelihood of a transaction, as the process is still underway. Excluding Ticket Monster, Rest of World was near break even in the quarter, compared with a $14.7 million segment operating loss in the fourth quarter 2013.

Share Repurchase Program
During the fourth quarter 2014, Groupon repurchased 1,152,100 shares of its Class A common stock at an average price of $7.04 per share, for an aggregate purchase price of $8.1 million. Under the existing authorization, Groupon has repurchased a total of 27,239,104 shares at an average price of $7.29 per share, for an aggregate purchase price of $198.5 million. Groupon is authorized to repurchase up to an additional $101.5 million of Class A common stock under the August 2013 share repurchase authorization. The program, which is intended to partially offset dilution from employee stock grants, terminates in August 2015.

Outlook
For the first quarter 2015, reflecting current foreign exchange rates, Groupon expects revenue of between $790 million and $840 million. This guidance anticipates approximately 500 basis points of unfavorable impact on the year-over-year growth rate from changes in foreign exchange rates.

In addition, based on current foreign exchange rates, and $15 million of continued investment in Tmon, Groupon expects Adjusted EBITDA for the first quarter 2015 of between $45 million and $65 million, and non-GAAP earnings per share of between $0.00 and $0.02.

For the full year 2015, Groupon is reiterating the target shared at its November 2014 Investor Day of at least 25% year-over-year growth in Adjusted EBITDA, or slightly higher on an F/X neutral basis. As such, Groupon expects Adjusted EBITDA for the full year of greater than $315 million.

Conference Call
A conference call will be webcast live today at 4:00 p.m. CT / 5:00 p.m. ET, and will be available on Groupon’s investor relations website at http://investor.groupon.com. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Global Code of Conduct), and select press releases and social media postings.

Non-GAAP Financial Measures
In addition to financial results reported in accordance with U.S. generally accepted accounting principles (U.S. GAAP), we have provided the following non-GAAP financial measures in this release and the accompanying tables: foreign exchange rate neutral operating results, adjusted EBITDA, free cash flow and non-GAAP earnings (loss) per share. These non-GAAP financial measures are presented to aid investors in better understanding Groupon's performance and to facilitate comparisons to many of our peers who present similar measures. However, these measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial Information and Business Metrics" included in the tables accompanying this release.

We exclude the following items from one or more of our non-GAAP financial measures:

Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.

Acquisition-related expense (benefit), net. Acquisition-related expense (benefit), net is comprised of the change in the fair value of contingent consideration arrangements and external transaction costs related to business combinations, primarily consisting of legal and advisory fees. The composition of our contingent consideration arrangements and the impact of those arrangements on our operating results vary over time based on a number of factors, including the terms of our business combinations and the timing of those transactions. We exclude acquisition-related expense (benefit), net because we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and facilitate comparisons to our historical operating results.

Depreciation and amortization. We exclude depreciation and amortization expenses because they are non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Foreign exchange rate neutral operating results show our current period operating results as if foreign currency exchange rates had remained the same as those in effect in the comparable prior-year period.

Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, and acquisition-related expense (benefit), net. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board of Directors to evaluate operating performance, generate future plans and make strategic decisions regarding the allocation of capital. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.
Non-GAAP earnings (loss) per share adjusts our earnings (loss) per share to exclude the impact of stock-based compensation expense, amortization of acquired intangible assets, and acquisition-related expense (benefit), net, and the income tax effect of those items. We believe that this non-GAAP financial measure provides useful supplemental information for evaluating our operating performance.
We previously updated our non-GAAP earnings (loss) per share measure, effective beginning with the first quarter 2014, to exclude amortization of acquired intangible assets, net of tax, in addition to stock compensation and acquisition-related expenses, which we excluded historically. Due to our significant acquisition activity in January 2014 and potential acquisition activity in the future, we believe that excluding the impact of this item from our non-GAAP earnings (loss) per share measure enables more meaningful comparisons with our historical results. Beginning in the first quarter 2015, we will be updating our non-GAAP earnings per share measure to also exclude non-operating foreign currency gains and losses on intercompany balances. We believe that excluding this item will enable more meaningful comparisons with our historical results.

Free cash flow is a non-GAAP financial measure that comprises net cash provided by (used in) operating activities less purchases of property and equipment and capitalized software. We use free cash flow, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal-use and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in Groupon's cash balance for the applicable period.

Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements that involve a number of risks and uncertainties, and actual results could differ materially from those discussed. The risks and uncertainties that could cause our results to differ materially from those included in the forward-looking statements include, but are not limited to, volatility in our revenue and operating results; risks related to our business strategy including our marketing strategy and spend; effectively dealing with challenges arising from our international operations; retaining existing customers and adding new customers; retaining and adding new and high quality merchants; cyber security breaches; incurring expenses as we expand our business; competing successfully in our industry; maintaining favorable payment terms with our business partners; providing a strong mobile experience for our customers; delivery and routing of our emails; maintaining a strong brand; managing inventory and order fulfillment risks; integrating our technology platforms; managing refund risks; retaining our executive team; litigation; compliance with domestic and foreign laws and regulations, including the CARD Act and regulation of the Internet and e-commerce; tax liabilities; tax legislation; maintaining our information technology infrastructure; protecting our intellectual property; handling acquisitions, joint ventures and strategic investments effectively; seasonality; payment-related risks; customer and merchant fraud; global economic uncertainty; and our ability to raise capital if necessary. We urge you to refer to the factors included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations web site at http://investor.groupon.com or the SEC's web site at www.sec.gov. Groupon's actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.

You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect Groupon’s expectations as of February 12, 2015. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

About Groupon
Groupon (NASDAQ: GRPN) is a global leader of local commerce and the place you start when you want to buy just about anything, anytime, anywhere. By leveraging the company’s global relationships and scale, Groupon offers consumers a vast marketplace of unbeatable deals all over the world. Shoppers discover the best a city has to offer on the web or on mobile with Groupon Local, enjoy vacations with Groupon Getaways, and find a curated selection of electronics, fashion, home furnishings and more with Groupon Goods.

Groupon is redefining how traditional small businesses attract, retain and interact with customers by providing merchants with a suite of products and services, including customizable deal campaigns, credit card payment processing capabilities, and point-of-sale solutions that help businesses grow and operate more effectively. To search for great deals or subscribe to Groupon emails, visit www.Groupon.com. To download Groupon's top-rated mobile apps, visit www.groupon.com/mobile. To learn more about the company’s merchant solutions and how to work with Groupon, visit www.GrouponWorks.com

Contacts:
Investor Relations	Public Relations
Genny Konz	Bill Roberts
312-999-3098	312-459-5191
ir@groupon.com

Groupon, Inc.
Summary Consolidated and Segment Results
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Y/Y % Growth		Y/Y % Growth excluding FX(2)	Year Ended December 31,		Y/Y % Growth		Y/Y % Growth excluding FX(2)
	2014	2013		FX Effect(2)		2014	2013		FX Effect(2)
Gross Billings(1):
North America	$948,579	$788,721	20.3%	$(939)	20.4%	$3,303,479	$2,847,244	16.0%	$(2,971)	16.1%
EMEA	560,541	565,713	(0.9)	(49,057)	7.8	2,046,807	1,983,599	3.2	(7,462)	3.6
Rest of World	574,848	238,673	140.9	(32,203)	154.3	2,230,674	926,487	140.8	(29,467)	143.9
Consolidated gross billings	$2,083,968	$1,593,107	30.8%	$(82,199)	36.0%	$7,580,960	$5,757,330	31.7%	$(39,900)	32.4%

Revenue:
North America	$550,974	$443,784	24.2%	$(257)	24.2%	$1,824,461	$1,521,358	19.9%	$(862)	20.0%
EMEA	272,475	251,205	8.5	(24,066)	18.0	961,130	742,915	29.4	(4,374)	30.0
Rest of World	101,972	73,458	38.8	(8,209)	50.0	406,097	309,382	31.3	(20,838)	38.0
Consolidated revenue	$925,421	$768,447	20.4%	$(32,532)	24.7%	$3,191,688	$2,573,655	24.0%	$(26,074)	25.0%

Income (loss) from operations	$18,394	$13,352	37.8%	$(828)	44.0%	$(14,842)	$75,754	(119.6)%	$1,389	(121.4)%

Net income (loss) attributable to Groupon, Inc.	$8,788	$(81,247)				$(73,090)	$(95,393)

Net income (loss) per share
Basic	$0.01	$(0.12)				$(0.11)	$(0.14)
Diluted	$0.01	$(0.12)				$(0.11)	$(0.14)

Weighted average number of shares outstanding
Basic	671,885,967	668,046,073				674,832,393	663,910,194
Diluted	681,543,847	668,046,073				674,832,393	663,910,194

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds.

(2)
Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect during the three months and year ended December 31, 2013.

Groupon, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Operating activities
Net income (loss)	$11,384	$(78,861)	$(63,919)	$(88,946)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property, equipment and software	26,323	18,637	97,799	67,823
Amortization of acquired intangible assets	11,054	5,495	47,122	21,626
Stock-based compensation	32,061	32,239	122,019	121,462
Deferred income taxes	(9,150)	(16,830)	(11,106)	(18,055)
Excess tax benefits on stock-based compensation	(3,407)	(8,338)	(15,980)	(20,454)
(Income) loss on equity method investments	—	(14)	459	44
Net gain from changes in fair value of contingent consideration	(1,385)	(895)	(2,444)	(3,171)
Impairments of investments	—	85,925	2,036	85,925
Change in assets and liabilities, net of acquisitions:
Restricted cash	(951)	2,264	6,010	2,183
Accounts receivable	15,607	1,990	(13,660)	10,989
Prepaid expenses and other current assets	32,475	(76,052)	78	(62,906)
Accounts payable	(2,947)	(5,421)	(11,911)	(31,288)
Accrued merchant and supplier payables	176,325	160,758	115,106	88,468
Accrued expenses and other current liabilities	10,909	31,843	(16,182)	4,053
Other, net	(11,476)	25,535	33,397	40,679
Net cash provided by operating activities	286,822	178,275	288,824	218,432

Net cash used in investing activities	(35,889)	(23,330)	(229,456)	(96,315)

Net cash used in financing activities	(21,088)	(55,444)	(194,156)	(81,697)

Effect of exchange rate changes on cash and cash equivalents	(13,100)	1,114	(33,771)	(9,237)
Net increase (decrease) in cash and cash equivalents	216,745	100,615	(168,559)	31,183
Cash and cash equivalents, beginning of period	855,168	1,139,857	1,240,472	1,209,289
Cash and cash equivalents, end of period	$1,071,913	$1,240,472	$1,071,913	$1,240,472

Groupon, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenue:
Third party and other	$395,366	$401,688	$1,627,539	$1,654,654
Direct	530,055	366,759	1,564,149	919,001
Total revenue	925,421	768,447	3,191,688	2,573,655
Cost of revenue:
Third party and other	59,659	52,538	241,885	232,062
Direct	472,303	337,701	1,400,617	840,060
Total cost of revenue	531,962	390,239	1,642,502	1,072,122
Gross profit	393,459	378,208	1,549,186	1,501,533
Operating expenses:
Marketing	65,909	56,505	269,043	214,824
Selling, general and administrative	309,965	306,086	1,293,716	1,210,966
Acquisition-related (benefit) expense, net	(809)	2,265	1,269	(11)
Total operating expenses	375,065	364,856	1,564,028	1,425,779
Income (loss) from operations	18,394	13,352	(14,842)	75,754
Other expense, net(1)	(11,467)	(84,833)	(33,353)	(94,663)
Income (loss) before provision for income taxes	6,927	(71,481)	(48,195)	(18,909)
(Benefit) provision for income taxes	(4,457)	7,380	15,724	70,037
Net income (loss)	11,384	(78,861)	(63,919)	(88,946)
Net income attributable to noncontrolling interests	(2,596)	(2,386)	(9,171)	(6,447)
Net income (loss) attributable to Groupon, Inc.	$8,788	$(81,247)	$(73,090)	$(95,393)

Net income (loss) per share
Basic	$0.01	$(0.12)	$(0.11)	$(0.14)
Diluted	$0.01	$(0.12)	$(0.11)	$(0.14)

Weighted average number of shares outstanding
Basic	671,885,967	668,046,073	674,832,393	663,910,194
Diluted	681,543,847	668,046,073	674,832,393	663,910,194

(1)
Other expense, net includes foreign currency (losses) gains of $(11.4) million and $0.9 million for the three months ended December 31, 2014 and 2013, respectively, and $(31.5) million and $(10.3) million for the year ended December 31, 2014 and 2013, respectively. For the three months and year ended December 31, 2013, Other expense, net includes an $85.5 million impairment of the Company's minority investment in Life Media Limited ("F-tuan"), an entity with operations in China.

Groupon, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,071,913	$1,240,472
Accounts receivable, net	105,154	83,673
Deferred income taxes	16,271	27,938
Prepaid expenses and other current assets	207,991	210,415
Total current assets	1,401,329	1,562,498
Property, equipment and software, net	182,475	134,423
Goodwill	447,810	220,827
Intangible assets, net	110,557	28,443
Investments	24,298	20,652
Deferred income taxes, non-current	41,835	35,941
Other non-current assets	19,293	39,226
Total Assets	$2,227,597	$2,042,010
Liabilities and Equity
Current liabilities:
Accounts payable	$21,855	$27,573
Accrued merchant and supplier payables	910,567	752,943
Accrued expenses	230,352	226,986
Deferred income taxes	32,510	47,558
Other current liabilities	130,312	132,718
Total current liabilities	1,325,596	1,187,778
Deferred income taxes, non-current	773	10,853
Other non-current liabilities	136,284	131,697
Total Liabilities	1,462,653	1,330,328
Commitments and contingencies
Stockholders' Equity
Class A common stock, par value $0.0001 per share, 2,000,000,000 shares authorized, 699,008,084 shares issued and 671,768,980 shares outstanding at December 31, 2014 and 670,149,976 shares issued and 665,717,176 shares outstanding at December 31, 2013	70	67
Class B common stock, par value $0.0001 per share, 10,000,000 shares authorized, 2,399,976 shares issued and outstanding at December 31, 2014 and December 31, 2013	—	—
Common stock, par value $0.0001 per share, 2,010,000,000 shares authorized, no shares issued and outstanding at December 31, 2014 and December 31, 2013	—	—
Additional paid-in capital	1,847,420	1,584,211
Treasury stock, at cost, 27,239,104 shares at December 31, 2014 and 4,432,800 shares at December 31, 2013	(198,467)	(46,587)
Accumulated deficit	(921,960)	(848,870)
Accumulated other comprehensive income	35,763	24,830
Total Groupon, Inc. Stockholders' Equity	762,826	713,651
Noncontrolling interests	2,118	(1,969)
Total Equity	764,944	711,682
Total Liabilities and Equity	$2,227,597	$2,042,010

Groupon, Inc.
Segment Information
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
North America
Gross billings (1)	$948,579	$788,721	$3,303,479	$2,847,244
Revenue	550,974	443,784	1,824,461	1,521,358
Segment cost of revenue and operating expenses (2)	520,140	418,214	1,755,113	1,380,746
Segment operating income (2)	$30,834	$25,570	$69,348	$140,612
Segment operating income as a percent of segment gross billings	3.3%	3.2%	2.1%	4.9%
Segment operating income as a percent of segment revenue	5.6%	5.8%	3.8%	9.2%

EMEA
Gross billings (1)	$560,541	$565,713	$2,046,807	$1,983,599
Revenue	272,475	251,205	961,130	742,915
Segment cost of revenue and operating expenses (2)	237,468	214,187	857,062	631,409
Segment operating income (2)	$35,007	$37,018	$104,068	$111,506
Segment operating income as a percent of segment gross billings	6.2%	6.5%	5.1%	5.6%
Segment operating income as a percent of segment revenue	12.8%	14.7%	10.8%	15.0%

Rest of World
Gross billings (1)	$574,848	$238,673	$2,230,674	$926,487
Revenue	101,972	73,458	406,097	309,382
Segment cost of revenue and operating expenses (2)	118,167	88,190	471,067	364,295
Segment operating loss (2)	$(16,195)	$(14,732)	$(64,970)	$(54,913)
Segment operating loss as a percent of segment gross billings	(2.8)%	(6.2)%	(2.9)%	(5.9)%
Segment operating loss as a percent of segment revenue	(15.9)%	(20.1)%	(16.0)%	(17.7)%

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds.

(2)	Segment cost of revenue and operating expenses and segment operating income (loss) exclude stock-based compensation and acquisition-related (benefit) expense, net.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

Adjusted EBITDA and non-GAAP earnings per share are non-GAAP financial measures. The Company reconciles Adjusted EBITDA to the most comparable U.S. GAAP financial measure, "Net (loss) income," for the periods presented and the Company reconciles non-GAAP earnings per share to the most comparable U.S. GAAP financial measure, "Diluted net income (loss) per share," for the periods presented.

The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure, "Net (loss) income."

	Q4 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014
Net (loss) income	$(78,861)	$(35,363)	$(20,922)	$(19,018)	$11,384
Adjustments:
Stock-based compensation	32,239	23,729	31,655	34,574	32,061
Acquisition-related expense (benefit), net	2,265	1,785	597	(304)	(809)
Depreciation and amortization	24,132	34,740	34,658	38,146	37,377
Other expense, net	84,833	840	1,023	20,023	11,467
Provision (benefit) for income taxes	7,380	14,570	12,045	(6,434)	(4,457)
Total adjustments	150,849	75,664	79,978	86,005	75,639
Adjusted EBITDA	$71,988	$40,301	$59,056	$66,987	$87,023

The following is a reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure, "Net loss" for the years ended December 31, 2014 and 2013:

	Year Ended December 31,
	2014	2013
Net loss	$(63,919)	$(88,946)
Adjustments:
Stock-based compensation	122,019	121,462
Acquisition-related expense (benefit), net	1,269	(11)
Depreciation and amortization	144,921	89,449
Other expense, net	33,353	94,663
Provision for income taxes	15,724	70,037
Total adjustments	317,286	375,600
Adjusted EBITDA	$253,367	$286,654

The following is a reconciliation of diluted net income (loss) per share to diluted non-GAAP earnings per share for the three months and year ended December 31, 2014:

	Three Months Ended December 31, 2014	Year Ended December 31, 2014
Net income (loss) attributable to common stockholders	$8,788	$(73,090)
Stock-based compensation	32,061	122,019
Amortization of acquired intangible assets	11,054	47,122
Acquisition-related (benefit) expense, net	(809)	1,269
Income tax effect of adjustments	(13,503)	(44,593)
Net earnings attributable to common stockholders excluding stock-based compensation, amortization of acquired intangible assets and acquisition-related (benefit) expense, net	$37,591	$52,727

Diluted shares	681,543,847	674,832,393
Incremental diluted shares	—	10,152,694
Adjusted diluted shares	681,543,847	684,985,087

Diluted net income (loss) per share	$0.01	$(0.11)
Impact of stock-based compensation, amortization of acquired intangible assets and acquisition-related (benefit) expense, net(1)	0.05	0.19
Non-GAAP earnings per share(1)	$0.06	$0.08

(1)	The sum of per share amounts for quarterly periods may not equal year-to-date amounts due to rounding.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

Foreign exchange rate neutral operating results are non-GAAP financial measures. The Company reconciles foreign exchange rate neutral operating results to the most comparable U.S. GAAP financial measures, "Gross billings," "Revenue" and "Income (loss) from operations," respectively, for the periods presented. The Company reconciles "foreign exchange rate neutral Gross billings growth" and "foreign exchange rate neutral Revenue growth" to year-over-year growth rates for the most comparable U.S. GAAP financial measures, "Gross billings growth" and "Revenue growth," respectively, for the periods presented. The Company reconciles foreign exchange rate neutral Gross billings growth excluding our Korean operations to year-over-year growth rates for the most comparable U.S. GAAP financial measure "Gross billings growth" for our Rest of World segment.
The effect on the Company's gross billings, revenue and income (loss) from operations from changes in exchange rates versus the U.S. Dollar for the three months ended December 31, 2014 was as follows:

	Three Months Ended December 31, 2014			Three Months Ended December 31, 2014
	At Avg. Q4 2013 Rates(1)	Exchange Rate Effect(2)	As Reported	At Avg. Q3 2014 Rates(3)	Exchange Rate Effect(2)	As Reported
Gross billings	$2,166,167	$(82,199)	$2,083,968	$2,157,789	$(73,821)	$2,083,968
Revenue	957,953	(32,532)	925,421	949,475	(24,054)	925,421
Income (loss) from operations	$19,222	$(828)	$18,394	$18,696	$(302)	$18,394

The effect on the Company's gross billings, revenue and (loss) income from operations from changes in exchange rates versus the U.S. Dollar for the year ended December 31, 2014 was as follows:

	Year Ended December 31, 2014			Year Ended December 31, 2014
	At Avg. 2013 YTD Rates(1)	Exchange Rate Effect(2)	As Reported	At Avg. Q4'13 - Q3'14 Rates(3)	Exchange Rate Effect(2)	As Reported
Gross billings	$7,620,860	$(39,900)	$7,580,960	$7,662,774	$(81,814)	$7,580,960
Revenue	3,217,762	(26,074)	3,191,688	3,224,026	(32,338)	3,191,688
(Loss) income from operations	$(16,231)	$1,389	$(14,842)	$(14,358)	$(484)	$(14,842)

(1)
Represents the financial statement balances that would have resulted had average exchange rates in the reporting period been the same as those in effect during the three months and year ended December 31, 2013.

(2)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable period.

(3)
Represents the financial statement balances that would have resulted had average exchange rates in the reporting periods been the same as those in effect during the three and twelve months ended September 30, 2014.

The following is a quarterly reconciliation of foreign exchange rate neutral Gross billings growth from the comparable quarterly periods of the prior year to reported Gross billings growth from the comparable quarterly periods of the prior year.

	Q4 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014
EMEA Gross billings growth, excluding FX	3%	1%	(4)%	10%	8%
FX Effect	3	3	4	—	(9)
EMEA Gross billings growth	6%	4%	—%	10%	(1)%

Rest of World Gross billings growth, excluding FX	(2)%	133%	141%	147%	154%
FX Effect	(9)	(10)	4	8	(13)
Rest of World Gross billings growth	(11)%	123%	145%	155%	141%

Consolidated Gross billings growth, excluding FX	5%	30%	27%	37%	36%
FX Effect	—	(1)	2	2	(5)
Consolidated Gross billings growth	5%	29%	29%	39%	31%

The following is a reconciliation of Rest of World foreign exchange rate neutral Gross billings growth, excluding the impact of Ticket Monster and Groupon's legacy Korean operations, from the comparable quarterly period of the prior year to reported Rest of World Gross billings growth from the comparable quarterly period of the prior year.

Q4 2014
Rest of World Gross billings growth, excluding Korean operations and FX	6%
Korean operations impact on Gross billings growth	148
Rest of World Gross billings growth, excluding FX	154%
FX Effect	(13)
Rest of World Gross billings growth	141%

The following is a reconciliation of Ticket Monster foreign exchange rate neutral Gross billings growth from the comparable period of the prior year to Gross billings growth from the comparable period of the prior year.

	Three Months Ended December 31, 2014(1)	Year Ended December 31, 2014(1)
Ticket Monster Gross billings growth, excluding FX	38%	47%
FX Effect	(4)	5
Ticket Monster Gross billings growth	34%	52%

(1)	The 2013 results of Ticket Monster used to measure Gross billings growth reflect the quarterly and full year periods prior to Groupon's acquisition of that business on January 2, 2014.

The following is a quarterly reconciliation of foreign exchange rate neutral Revenue growth from the comparable quarterly periods of the prior year to reported Revenue growth from the comparable quarterly periods of the prior year.

	Q4 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014
EMEA Revenue growth, excluding FX	38%	22%	36%	55%	18%
FX Effect	5	4	6	1	(10)
EMEA Revenue growth	43%	26%	42%	56%	8%

Rest of World Revenue growth, excluding FX	(6)%	35%	44%	26%	50%
FX Effect	(9)	(12)	(4)	—	(11)
Rest of World Revenue growth	(15)%	23%	40%	26%	39%

Consolidated Revenue growth, excluding FX	20%	26%	22%	27%	25%
FX Effect	—	—	2	—	(5)
Consolidated Revenue growth	20%	26%	24%	27%	20%

Groupon, Inc.
Supplemental Financial Information and Business Metrics (11)
(financial data in thousands; active customers in millions)
(unaudited)

	Q4 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014
Segments
North America Segment:
Gross Billings (1):
Local(2) Gross Billings	$439,131	$456,952	$461,366	$446,573	$499,250
Goods Gross Billings	286,039	242,896	247,618	242,893	369,033
Travel(2) Gross Billings	63,551	81,921	89,861	84,820	80,296
Total Gross Billings	$788,721	$781,769	$798,845	$774,286	$948,579
Year-over-year growth	10%	15%	12%	16%	20%
% Third Party and Other	67%	70%	70%	69%	62%
% Direct	33%	30%	30%	31%	38%
Gross Billings Trailing Twelve Months (TTM)	$2,847,244	$2,947,694	$3,034,334	$3,143,621	$3,303,479

Revenue (3):
Local Revenue	$161,601	$177,247	$164,500	$161,912	$170,946
Goods Revenue	268,281	237,435	241,626	238,955	362,863
Travel Revenue	13,902	16,380	17,805	17,627	17,165
Total Revenue	$443,784	$431,062	$423,931	$418,494	$550,974
Year-over-year growth	18%	27%	12%	16%	24%
% Third Party and Other	41%	45%	43%	43%	35%
% Direct	59%	55%	57%	57%	65%
Revenue TTM	$1,521,358	$1,612,866	$1,659,615	$1,717,271	$1,824,461

Gross Profit (4):
Local Gross Profit	$140,944	$152,622	$142,674	$138,189	$147,582
% of North America Local Gross Billings	32.1%	33.4%	30.9%	30.9%	29.6%
Goods Gross Profit	21,030	12,604	22,961	23,953	34,404
% of North America Goods Gross Billings	7.4%	5.2%	9.3%	9.9%	9.3%
Travel Gross Profit	12,352	14,442	14,365	14,000	14,187
% of North America Travel Gross Billings	19.4%	17.6%	16.0%	16.5%	17.7%
Total Gross Profit	$174,326	$179,668	$180,000	$176,142	$196,173
Year-over-year growth	15%	4%	(7)%	3%	13%
% Third Party and Other	91%	94%	88%	87%	83%
% Direct	9%	6%	12%	13%	17%
% of North America Total Gross Billings	22.1%	23.0%	22.5%	22.7%	20.7%

EMEA Segment:
Gross Billings:
Local Gross Billings	$277,472	$262,141	$227,266	$218,615	$242,119
Goods Gross Billings	219,880	183,013	190,957	191,006	245,712
Travel Gross Billings	68,361	68,434	65,032	79,802	72,710
Total Gross Billings	$565,713	$513,588	$483,255	$489,423	$560,541
Year-over-year growth	6%	4%	—%	10%	(1)%
Year-over-year growth, excluding FX (5)	3%	1%	(4)%	10%	8%
% Third Party and Other	83%	83%	80%	78%	74%
% Direct	17%	17%	20%	22%	26%
Gross Billings TTM	$1,983,599	$2,004,869	$2,005,874	$2,051,979	$2,046,807

Revenue:
Local Revenue	$116,061	$109,120	$96,485	$90,002	$95,572
Goods Revenue	119,274	106,889	115,413	123,110	160,582
Travel Revenue	15,870	14,884	15,792	16,960	16,321
Total Revenue	$251,205	$230,893	$227,690	$230,072	$272,475
Year-over-year growth	43%	26%	42%	56%	8%
Year-over-year growth, excluding FX	38%	22%	36%	55%	18%
% Third Party and Other	61%	61%	57%	53%	46%
% Direct	39%	39%	43%	47%	54%
Revenue TTM	$742,915	$790,010	$857,738	$939,860	$961,130

	Q4 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014
Gross Profit:
Local Gross Profit	$105,210	$100,066	$90,373	$83,956	$90,150
% of EMEA Local Gross Billings	37.9%	38.2%	39.8%	38.4%	37.2%
Goods Gross Profit	33,526	27,302	35,432	32,252	38,154
% of EMEA Goods Gross Billings	15.2%	14.9%	18.6%	16.9%	15.5%
Travel Gross Profit	14,457	13,669	14,894	15,440	15,226
% of EMEA Travel Gross Billings	21.1%	20.0%	22.9%	19.3%	20.9%
Total Gross Profit	$153,193	$141,037	$140,699	$131,648	$143,530
Year-over-year growth	7%	(8)%	1%	6%	(6)%
% Third Party and Other	91%	92%	85%	85%	82%
% Direct	9%	8%	15%	15%	18%
% of EMEA Total Gross Billings	27.1%	27.5%	29.1%	26.9%	25.6%

Rest of World Segment:
Gross Billings:
Local Gross Billings	$116,824	$167,833	$170,237	$190,254	$161,236
Goods Gross Billings	89,451	283,091	281,300	289,210	336,355
Travel Gross Billings	32,398	70,930	85,409	117,562	77,257
Total Gross Billings	$238,673	$521,854	$536,946	$597,026	$574,848
Year-over-year growth	(11)%	123%	145%	155%	141%
Year-over-year growth, excluding FX	(2)%	133%	141%	147%	154%
% Third Party and Other	97%	99%	99%	98%	96%
% Direct	3%	1%	1%	2%	4%
Gross Billings TTM	$926,487	$1,214,209	$1,531,804	$1,894,499	$2,230,674

Revenue:
Local Revenue	$40,847	$43,814	$42,711	$45,085	$35,942
Goods Revenue	26,158	41,855	45,537	48,889	57,595
Travel Revenue	6,453	10,013	11,707	14,514	8,435
Total Revenue	$73,458	$95,682	$99,955	$108,488	$101,972
Year-over-year growth	(15)%	23%	40%	26%	39%
Year-over-year growth, excluding FX	(6)%	35%	44%	26%	50%
% Third Party and Other	90%	94%	93%	90%	77%
% Direct	10%	6%	7%	10%	23%
Revenue TTM	$309,382	$327,014	$355,366	$377,583	$406,097

Gross Profit:
Local Gross Profit	$33,596	$34,748	$35,618	$38,592	$29,569
% of Rest of World Local Gross Billings	28.8%	20.7%	20.9%	20.3%	18.3%
Goods Gross Profit	11,781	22,135	24,623	22,877	18,867
% of Rest of World Goods Gross Billings	13.2%	7.8%	8.8%	7.9%	5.6%
Travel Gross Profit	5,312	8,133	8,922	10,885	5,320
% of Rest of World Travel Gross Billings	16.4%	11.5%	10.4%	9.3%	6.9%
Total Gross Profit	$50,689	$65,016	$69,163	$72,354	$53,756
Year-over-year growth	(16)%	23%	37%	12%	6%
% Third Party and Other	101%	102%	100%	102%	101%
% Direct	(1)%	(2)%	—%	(2)%	(1)%
% of Rest of World Total Gross Billings	21.2%	12.5%	12.9%	12.1%	9.4%

Consolidated Results of Operations:
Gross Billings:
Local Gross Billings	$833,427	$886,926	$858,869	$855,442	$902,605
Goods Gross Billings	595,370	709,000	719,875	723,109	951,100
Travel Gross Billings	164,310	221,285	240,302	282,184	230,263
Total Gross Billings	$1,593,107	$1,817,211	$1,819,046	$1,860,735	$2,083,968
Year-over-year growth	5%	29%	29%	39%	31%
Year-over-year growth, excluding FX	5%	30%	27%	37%	36%
% Third Party and Other	77%	82%	81%	81%	75%
% Direct	23%	18%	19%	19%	25%
Gross Billings TTM	$5,757,330	$6,166,772	$6,572,012	$7,090,099	$7,580,960
Year-over-year growth	7%	14%	18%	25%	32%

	Q4 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014
Revenue:
Local Revenue	$318,509	$330,181	$303,696	$296,999	$302,460
Goods Revenue	413,713	386,179	402,576	410,954	581,040
Travel Revenue	36,225	41,277	45,304	49,101	41,921
Total Revenue	$768,447	$757,637	$751,576	$757,054	$925,421
Year-over-year growth	20%	26%	23%	27%	20%
Year-over-year growth, excluding FX	20%	26%	22%	27%	25%
% Third Party and Other	52%	56%	54%	53%	43%
% Direct	48%	44%	46%	47%	57%
Revenue TTM	$2,573,655	$2,729,890	$2,872,719	$3,034,714	$3,191,688
Year-over-year growth	10%	15%	19%	24%	24%

Gross Profit:
Local Gross Profit	$279,750	$287,436	$268,665	$260,737	$267,301
% of Consolidated Local Gross Billings	33.6%	32.4%	31.3%	30.5%	29.6%
Goods Gross Profit	66,337	62,041	83,016	79,082	91,425
% of Consolidated Goods Gross Billings	11.1%	8.8%	11.5%	10.9%	9.6%
Travel Gross Profit	32,121	36,244	38,181	40,325	34,733
% of Consolidated Travel Gross Billings	19.5%	16.4%	15.9%	14.3%	15.1%
Total Gross Profit	$378,208	$385,721	$389,862	$380,144	$393,459
Year-over-year growth	6%	2%	1%	6%	4%
% Third Party and Other	92%	94%	89%	89%	85%
% Direct	8%	6%	11%	11%	15%
% of Total Consolidated Gross Billings	23.7%	21.2%	21.4%	20.4%	18.9%

Adjusted EBITDA	$71,988	$40,301	$59,056	$66,987	$87,023
% of Total Consolidated Gross Billings	4.5%	2.2%	3.2%	3.6%	4.2%
% of Total Consolidated Revenue	9.4%	5.3%	7.9%	8.8%	9.4%

Groupon, Inc.
Supplemental Financial Information and Business Metrics (11)
(financial data in thousands; active customers in millions)
(unaudited)

Free cash flow is a non-GAAP financial measure. The following is a reconciliation of free cash flow to the most comparable U.S. GAAP financial measure, "Net cash provided by (used in) operating activities."

	Q4 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014

Net cash provided by (used in) operating activities	$178,275	$(20,717)	$(22,747)	$45,466	$286,822
Purchases of property and equipment and capitalized software	(19,931)	(16,355)	(31,053)	(20,053)	(20,831)
Free cash flow	$158,344	$(37,072)	$(53,800)	$25,413	$265,991

Net cash provided by operating activities (TTM)	$218,432	$188,955	$122,906	$180,277	$288,824
Purchases of property and equipment and capitalized software (TTM)	(63,505)	(65,392)	(82,403)	(87,392)	(88,292)
Free cash flow (TTM)	$154,927	$123,563	$40,503	$92,885	$200,532

Net cash used in investing activities	$(23,330)	$(138,608)	$(34,498)	$(20,461)	$(35,889)
Net cash used in financing activities	$(55,444)	$(41,492)	$(114,753)	$(16,823)	$(21,088)

Net cash used in investing activities (TTM)	$(96,315)	$(204,244)	$(222,880)	$(216,897)	$(229,456)
Net cash used in financing activities (TTM)	$(81,697)	$(113,847)	$(220,659)	$(228,512)	$(194,156)

Other Metrics:
Active Customers (6)
North America	20.8	21.8	22.6	23.5	24.1
EMEA	14.2	14.5	14.5	14.9	15.2
Rest of World(7)	8.7	14.1	14.5	14.3	14.6
Total Active Customers(8)	43.7	50.4	51.6	52.7	53.9

TTM Gross Billings / Average Active Customer (9)
North America	$150	$147	$145	$145	$147
EMEA	$139	$141	$141	$142	$139
Rest of World(7)	$104	$106	$132	$165	$191
Consolidated(8)	$137	$135	$141	$149	$155

Global headcount as of December 31, 2014 was as follows:

Q4 2014
Sales (10)	4,984
% North America	27%
% EMEA	38%
% Rest of World	35%
Other	6,859
Total Headcount	11,843

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds.

(2)
Local represents deals from local merchants, deals with national merchants, and deals through local events. Other revenue transactions, which include advertising, payment processing, point of sale and commission revenue, were previously aggregated with our Travel category. During the three months ended March 31, 2014, the Company updated its presentation of category information to include gross billings, revenue and gross profit from those other revenue sources within the Local category, and prior period category information has been retrospectively adjusted to conform to the current period presentation.

(3)
Includes third party revenue, direct revenue and other revenue. Third party revenue is related to sales for which the Company acts as a marketing agent for the merchant. This revenue is recorded on a net basis. Direct revenue is primarily related to the sale of products for which the Company is the merchant of record. These revenues are accounted for on a gross basis, with the cost of inventory included in cost of revenue. Other revenue primarily consists of advertising revenue, payment processing revenue, point of sale revenue and commission revenue.

(4)
Represents third party revenue, direct revenue and other revenue reduced by cost of revenue. Cost of revenue is comprised of direct and certain indirect costs incurred to generate revenue. Third party cost of revenue includes estimated refunds for which the merchant's share is not recoverable. Direct cost of revenue includes the cost of inventory, shipping and fulfillment costs and inventory markdowns. Other costs incurred to generate revenue are allocated to cost of third party and other revenue and direct revenue for each of our categories (Local, Goods, and Travel) in proportion to gross billings during the period.

(5)	Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect in the prior year period.

(6)	Reflects the total number of unique user accounts who have purchased a voucher or product from us during the trailing twelve months.

(7)
Active customers in our Rest of World segment as of December 31, 2013, March 31, 2014 and June 30, 2014 have been reduced by 1.2 million, 1.4 million and 1.6 million, respectively, from the amounts previously reported to correct that operational information. Those adjustments increased TTM gross billings per average active customer in our Rest of World segment for the 12-month periods ended December 31, 2013, March 31, 2014 and June 30, 2014 by $9, $9 and $13, respectively, from the amounts previously reported.

(8)
The adjustments of active customers in our Rest of World segment as of December 31, 2013, March 31, 2014 and June 30, 2014, described in footnote (7) above, reduced consolidated active customers by the same amounts. Those adjustments increased consolidated TTM gross billings per average active customer for the 12-month periods ended December 31, 2013, March 31, 2014 and June 30, 2014 by $3, $3 and $4, respectively, from the amounts previously reported.

(9)	Reflects the total gross billings generated in the trailing twelve months per average active customer over that period.

(10)	Includes merchant sales representatives, as well as sales support.

(11)	The definition, methodology and appropriateness of each of our supplemental metrics is reviewed periodically. As a result, metrics are subject to removal and/or change.